Exhibit 10.1

warrant Cancellation Agreement

This WARRANT Cancellation Agreement (this “Agreement”) is made and entered into as of this _______, 2025, by and between __________ (the “Warrantholder”), Enzo Biochem, Inc., a New York corporation (the “Company”) in contemplation of a Fundamental Transaction. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Common Stock Purchase Warrant issued by the Company to the Warrantholder on May 19, 2023.

WHEREAS, Warrantholder holds a Common Stock Purchase Warrant (the “Warrant”) to purchase _____ shares of Common Stock, par value of one cent ($0.01) per share, of the Company (“Common Stock”) issued to the Warrantholder pursuant to the Securities Purchase Agreement, dated May 19, 2023, among the Company and the purchasers signatory thereto;

WHEREAS, the Company has commenced a review of strategic alternatives that may result in the occurrence of a Fundamental Transaction; and

WHEREAS, the parties hereto have agreed that in connection with the Company’s consideration of a potential Fundamental Transaction, the Warrantholder will agree to the provisions hereof as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and premises of the parties set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Cancellation of Warrant. The Warrantholder represents and warrants that all outstanding warrants issued to the Warrantholder by the Company are accurately reflected in Exhibit A hereto and that the Warrantholder does not currently own any warrants, shares of capital stock of the Company or other rights to purchase or acquire securities of the Company other than the Warrant described herein and as set forth on Exhibit A. Subject to the Warrantholder’s receipt of the Warrant Consideration, the Warrantholder hereby irrevocably agrees that as of immediately prior to the closing of a Fundamental Transaction the Warrant shall be cancelled, terminated and extinguished and rendered null and void, and all of the Warrantholder’s rights under the Warrant and all past, current, or future obligations of the Company or any other Person under the Warrant shall be extinguished, except as otherwise expressly set forth in this Agreement.

2. Consideration; Termination of Rights.

(a) Consideration for Warrant Cancellation. In consideration for the surrender and cancellation of the Warrant and the termination of all of the Warrantholder’s rights under the Warrant, subject to Section 2(c) of this Agreement, promptly following (but in any event on the same day of) the closing of a Fundamental Transaction (the “Closing”), the Warrantholder will receive from the Company an aggregate amount in cash equal to the amount determined using the calculation of the Black-Scholes Value of the Warrant calculated in accordance with Section 3(e) of the Warrant (the “Warrant Consideration”); provided, that references to “the Trading Day of the Holder’s request pursuant to this Section 3(e)” shall be deemed replaced with “the Trading Day immediately prior to the Closing”. The Warrantholder further agrees that the Warrant Consideration constitutes full and fair consideration for the cancellation of the Warrant and recognizes this Agreement to be a full accord and satisfaction of any rights the Warrantholder has or may have under the Warrant. The Warrantholder hereby instructs the Company to pay the Warrant Consideration to the account(s) set forth on Exhibit B hereto.

(b) No Future Rights. Subject to the Warrantholders receipt of the Warrant Consideration, the Warrantholder understands and agrees that the Warrantholder has no right or potential right to be granted any other warrant by the Company, any acquiror of the Company, any Successor Entity or any of their respective Affiliates now or at any time after the Closing.

(c) Termination of Rights; Withholding. Effective as of the Closing and Warrantholder’s receipt of the Warrant Consideration, any and all rights of the Warrantholder, and any and all liabilities and obligations of the Company to the Warrantholder, with respect to the Warrant shall terminate in all respects. The Warrantholder hereby acknowledges and agrees that cancellation of the Warrant and the payment of the Warrant Consideration are subject to and conditioned upon the consummation of a Fundamental Transaction. The Warrantholder shall provide the Warrantholder’s certified tax identification number by furnishing an appropriate and fully executed Internal Revenue Service (“IRS”) Form W-8 (in the case of non-U.S. persons) or properly completed IRS Form W-9 (in the case of U.S. persons), as applicable, and/or such other required documentation as the Company may reasonably request. None of the Company, or any of its agents, representatives or Affiliates make any representation as to the tax consequences to the Warrantholder of a Fundamental Transaction, which shall be the sole responsibility of the Warrantholder. IN ORDER TO BE ELIGIBLE TO RECEIVE THE CONSIDERATION SET FORTH IN THIS AGREEMENT, THE COMPANY MUST RECEIVE THIS AGREEMENT, DULY EXECUTED BY THE WARRANTHOLDER.

3. The Warrantholder’s Representation and Warranties. The Warrantholder hereby represents and warrants to the Company that the following statements are true and correct as of the date hereof:

(a) Capacity, Power and Authority. The Warrantholder has the legal capacity, and possesses all power and authority, to execute and deliver this Agreement and to perform each of the transactions contemplated hereby, including without limitation to cancel and surrender the Warrant to the Company and waive all rights the Warrantholder has under the Warrant.

(b) Authorization; No Breach. This Agreement constitutes the valid and binding obligation of the Warrantholder, enforceable against the Warrantholder in accordance with its terms. The execution and delivery by the Warrantholder of this Agreement and compliance with the terms hereof by the Warrantholder, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of or (iv) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, any law, statute, rule or regulation to which the Warrantholder is subject, or any material agreement, organizational document, instrument, order, judgment or decree to which the Warrantholder is a party or by which the Warrantholder is bound.

(c) Title, Etc. The Warrantholder is the sole record and beneficial owner of, and has good and marketable title to, the Warrant. No person other than the Warrantholder has a beneficial interest in or a right to acquire the Warrant. The Warrant is and will be, at all times up until the Closing, free and clear of any and all liens, claims, options, charges, rights of first refusal or other encumbrances, other than restrictions pursuant to applicable securities laws. Other than the Warrant, the Warrantholder does not own any shares of capital stock of the Company or other debt or equity interests of the Company convertible or exercisable into shares of capital stock of the Company or any other equity interests of the Company of any kind.

(d) Review. The Warrantholder has carefully reviewed this Agreement and has been given the opportunity to consult with independent legal counsel and tax, financial and business advisors regarding the Warrantholder’s rights and obligations under this Agreement, and has consulted with such independent legal counsel and/or tax, financial and business advisors regarding the foregoing, fully understands the terms and conditions contained in this Agreement, intends for the terms of this Agreement to be binding on and enforceable against the Warrantholder and has entered into this Agreement voluntarily. The Warrantholder has had the opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and has had full access to such other information concerning the Company, and the transactions referenced in this Agreement as the Warrantholder has requested.

(e) No Tax Representations. Neither the Company, nor any of its agents, representatives or designees has made any representations or warranties to the Warrantholder with respect to the tax consequences contemplated by the issuance, exercise or cancellation of the Warrant this Agreement, the payment of the Warrant Consideration, and the Warrantholder is in no manner relying on the Company, or any of its representatives for an assessment of any such tax consequences. The Warrantholder acknowledges that there may be adverse tax consequences related to the transactions contemplated hereby and that the Warrantholder should consult with the Warrantholder’s own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Warrantholder also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Warrantholder.

(f) Legal Proceedings. There is no private or governmental action, inquiry, claim, mediation, arbitration, counterclaim, proceeding, suit, hearing, litigation, audit or investigation, in each case whether civil, criminal, administrative, judicial or investigative, or any appeal therefrom (each of the foregoing, a “Legal Proceeding”) to which the Warrantholder is a party (either directly or indirectly) and that relates in any way to the Warrant, this Agreement, the Merger Agreement or any of the transactions contemplated hereby or thereby. To the knowledge of the Warrantholder, no such Legal Proceeding has been threatened and there is no reasonable basis for any such Legal Proceeding.

4. Waivers and Consents. The Warrantholder hereby agrees that the Warrantholder waives any and all notice with respect to a Fundamental Transaction or the transactions to be consummated in connection therewith to which the Warrantholder may be entitled pursuant to the Warrant or any other agreements between the Company and the Warrantholder.

5. Restrictions on Transfer. The Warrantholder hereby agrees not to sell, assign, endorse, transfer, pledge, pawn, hypothecate, deposit under any agreement or dispose of in any manner, the Warrant or any interest therein held, during the period from the date of this Agreement through the Closing. The Warrantholder agrees not to acquire any shares of capital stock of the Company, enter into any agreement or transaction with respect to the voting of any capital stock of the Company or enter into any hedging, short sale, derivative or similar transaction or agreement with respect to the capital stock of the Company or enter into any other transaction or agreement related to the economic risk of ownership of capital stock of the Company, in each case, during the period from the date of this Agreement through the Closing.

6. Continuation; Survival. All authority conferred or agreed to be conferred, covenants and agreements in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns, whether so expressed or not.

7. Severability. To the fullest extent possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held by a court of competent jurisdiction to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

8. Complete Agreement. This Agreement and the documents referred to herein contain the complete agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

9. Counterparts. This Agreement may be executed in multiple counterparts (including by means of facsimile or other electronic delivery), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

10. Confidentiality of this Agreement. This Agreement (including the Exhibits hereto) and the information contained herein, as well as the fact that the Company, and other parties are contemplating or consummating a Fundamental Transaction, are to be treated as confidential information by the Warrantholder. By executing this Agreement, the Warrantholder agrees to keep strictly confidential and to not disclose in any matter whatsoever any such confidential information or any other information related to a Fundamental Transaction (other than to the Warrantholder’s professional advisors who need to know such information in order to advise the Warrantholder regarding the Agreement), without the prior written consent of the Company, except as required by law.

11. Successors and Assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made, directly or indirectly (by operation of law or otherwise), by the Warrantholder without the prior written consent of the Company. Any attempted assignment by the Warrantholder without obtaining such required consent shall be null and void. Subject to the first two sentences of this Section 12, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Without limiting the generality of the foregoing, this Agreement shall inure to the benefit of any Successor Entity in a Fundamental Transaction and any such Successor Entity shall be an express third party beneficiary of the rights of the Company contained herein.

12. Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of New York.

13. Consent to Jurisdiction. Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York or, to the extent permitted by law, any federal court of the United States of America sitting in New York State, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court or, to the extent permitted by law, in such federal court. Each of the parties to this Agreement hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

14. Waiver of Jury Trial. Each party to this Agreement hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action or cause of action arising under this Agreement or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise. Each party to this Agreement hereby agrees and consents that any such claim, demand, action, cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

15. Amendment and Waiver. Any provision of this Agreement may be amended or waived only in writing signed by the Company, and the Warrantholder. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

16. Notices. All notices and other communications hereunder shall be in writing and shall be deemed properly delivered (a) when delivered personally by hand, (b) upon transmission, if sent by electronic mail transmission (in each case with receipt verified by electronic confirmation or if no such confirmation is given so long as there has not been notice of non-delivery) or (c) one (1) Business Day after being sent by courier or express delivery service, provided that in each case the notice or other communication is sent to the address or electronic mail address set forth beneath the name of such party below (or to such other address or electronic mail address as such party shall have specified in a written notice given to the other parties hereto):

If to the Company, to:

Enzo Biochem, Inc.

21 Executive Blvd.

Farmingdale, NY 11735

Attention: Kara Cannon

Email: kcannon@enzolifesciences.com with a copy (which shall not constitute notice) to:

Baker & Hostetler LLP

45 Rockefeller Plaza

New York, New York 10111

Attention: Adam W. Finerman

Email: afinerman@bakerlaw.com

If to Holder, at the address set forth below Holder’s signature on the signature page executed by Holder.

17. Further Assurances. The Warrantholder shall, at the request of the Company at any time from and after the date hereof execute and deliver such documents and take such action reasonably deemed by the Company to be necessary or desirable to effectuate the purposes and objectives of this Agreement, including the cancellation of the Warrant.

18. Effectiveness; Expiration. This Agreement shall be effective and binding on the parties as of the date set forth above; provided, however, that, if a Fundamental Transaction does not occur on or prior to September 30, 2026, then this Agreement shall expire immediately without further action of the parties and shall be null and void and of no further force and effect.

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In Witness Whereof, the undersigned has executed this Agreement effective as of the date first written above.

WARRANTHOLDER

(Print Name of Warrantholder)

(Signature)

(Print Address)

(Print Address)

THE COMPANY:

ENZO BIOCHEM, INC.

By:
Name:
Title:

[Signature Page to Warrant Cancellation Agreement]

EXHIBIT A

Warrant

Name	Issue Date	Exercise Price	Number of Shares of Common Stock Subject to Warrant

EXHIBIT B

Wire Instructions